SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM S-8
                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933

                         ADOLPH COORS COMPANY
        (Exact name of registrant as specified in its charter)

       Colorado                     84-0178360
(State of incorporation)  (I.R.S. Employer Identification No.)

12th and Ford Streets, Golden, CO             80401
(Address of principal executive offices)     Zip Code)

Adolph Coors Company Coors Stock Unit Plan
                       (Full title of the plan)

Timothy V. Wolf                      -With a copy to-
Vice President, Treasurer,
Chief Financial Officer               Nick Nimmo, Esq.
Adolph Coors Company                  Holme Roberts & Owen LLC
12th and Ford Streets                 1700 Lincoln, Suite 4100
Golden, CO  80401                     Denver, CO  80203
(303) 277-5338                        (303) 861-7000

(Name, address and telephone
number of agent for service)

                      CALCULATION OF REGISTRATION FEE
                               Proposed    Proposed
Title of                        maximum     maximum
securities     Amount           offering    aggregate     Amount of
   to be       to be             price       offering     registration
registered     registered       per share     price          fee (1)

_____________________________________________________________________

Class B
Common Stock 80,000 shares      $17.125     $1,370,000        $472.50
Stock Units  80,000 Stock Units $17.125     $1,370,000        $472.50

              ________________________________________

(1)  Established pursuant to Rule 457 (c) and (h).

                       Part II of Form S-8

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3     INCORPORATION OF DOCUMENTS BY REFERENCE

       The following documents filed with the Securities and Exchange Commission are incorporated by reference into this Registration
Statement:

       (1) The Company's Annual Report on Form 10-K for the year ended December 25, 1994.

       (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 19, 1995.

       (3) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4 DESCRIPTION OF SECURITIES - Employees will receive "Coors Stock Units," which are measurement components equal to the "Fair Market Value" of a share of the Company's Class B common stock (non-voting), no par ("Class B Common Stock"), which is registered under the Securities Exchange Act of 1934. For this purpose, "Fair Market Value" shall be based upon the average of the highest and lowest prices of the Class B Common Stock as reported on the National Association of Securities Dealers Automated Quotation system ("NASDAQ") on a particular date. If there are no transactions in Class B Common Stock on such date, the "fair market value" shall be determined as of the immediately preceding day on which there were stock transactions. If the price of the Class B Common Stock is not reported on NASDAQ, the fair market value of the Class B Common Stock on the particular date shall be determined by the committee administering the Plan using a reference comparable to the NASDAQ system. The Company's obligation to pay such amounts is unsecured and unfunded. The Coors Stock Units may be paid in cash, or, if the holder has 100 or more Coors Stock Units, in shares of the Company's Class B Common Stock.

Item 5   INTEREST OF NAMED EXPERTS AND COUNSEL - Not Applicable

Item 6   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 7-109-101 of the Colorado Business Corporation Act permits indemnification of a director of a Colorado corporation, in the case of a third party action, if the director (a) conducted himself in good faith, (b) reasonably believed that (i) in the case of conduct in his official capacity, his conduct was in the corporation's best interest, or (ii) in all other cases, his conduct was not opposed to the corporation's best interest, and (c) in the case of any criminal proceeding, had no reasonable cause to believed that his conduct was unlawful. The section further provides for mandatory indemnification of directors and officers who are successful on the merits or otherwise in litigation.

     The statute limits the indemnification that a corporation may provide to its directors in two key respects. A corporation may not indemnify a director in a derivative action in which the director is held liable to the corporation, or in any proceeding in which the director is held liable on the basis of his improper receipt of a personal benefit.

     The statute permits a corporation to indemnify and advance litigation expenses to officers, employees and agents who are not directors to a greater extent than directors if consistent with law and provided for by the bylaws, a resolution of directors or shareholders, or a contract between the corporation and the officer, employee or agent.

     Under the Company's bylaws, the Company is to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, or any director who, at the request of the corporation, serves or has served as a director, officer, partner, trustee, employee or agent of another corporation or other entity, against all liabilities and reasonable expenses incurred by him in connection with such suit or proceeding, only if he acted in good faith and in a manner he reasonably believed, when acting in his official capacity, to be in the least not to be opposed to the best interests of the Company, and with respect to any criminal action or proceeding, only if he had no reasonable cause to believe his conduct was unlawful. Any indemnification of a director in connection with a proceeding by or in the right of the Company is limited as provided by law. Any indemnification of or advance of expenses to a director arising out of a proceeding by or on behalf of the corporation must be reported in writing to shareholders by the next annual meeting. The Company's bylaws also provide for mandatory indemnification of any person who is or was an officer or employee of the Company, and any officer or employee who, at the request of the Company, served or has served as a director, officer, partner, trustee, employee or agent of any other corporation or other entity, against all liabilities and reasonable expenses incurred by him in connection with any suit or proceeding (pending or threatened) for acts within the scope of such person's duties in such capacity, except for such matters of which such person was adjudged liable for his own gross negligence or willful misconduct and except with respect to a personal benefit improperly received by such person.

     Directors and officers of the Company and its subsidiaries are covered by an insurance policy which insures them against certain losses, liabilities and expenses. The annual aggregate liability limit under the policy is $20,000,000, with no deductible. The policy contains numerous exclusions, including exclusions for personal profit, libel and slander and certain environmental liabilities. The policy also covers expenditures by the Company and its subsidiaries for the lawful indemnification of directors and officers, with a $500,000 deductible for each occurrence. The same $20,000,000 liability limit applies to the corporate coverage.

     In addition, the Company's Articles of Incorporation provide that to the fullest extent permitted by the Colorado Corporation Code, as the same exists or hereafter shall be amended, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director.

Item 7   EXEMPTION FROM REGISTRATION CLAIMED

     Stock Units were awarded between March 28, 1995 and the date hereof, all in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

Item 8   EXHIBITS

Item 9   UNDERTAKINGS

(a)  Rule 415 Undertakings

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

          (i)  to include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;


         (ii) to reflect in the prospectus any fact or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents by
Reference

     The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Acceleration of Effective Date and Filing Registration
Statement on Form S-8

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions discussed in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such act and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Adolph Coors Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Golden, Colorado on the 30th day of May, 1995.

                         ADOLPH COORS COMPANY



                         By:  /s/ William K. Coors
                              William K. Coors,
                              Chairman, President


                       POWER OF ATTORNEY

     Each person whose signature appears below does hereby make, constitute and appoint Patricia J. Smith, Timothy V. Wolf and M. Caroline Turner, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signatures             Title                        Date
                       Chairman,
                       President, Director
/s/ William K. Coors   principal executive officer) May 30, 1995
William K. Coors


/s/ Joseph Coors       Director                     May 31, 1995
Joseph Coors


/s/ Peter H. Coors     Director                     May 30, 1995
Peter H. Coors


/s/ Wayne R. Sanders   Director                     May 30, 1995
Wayne R. Sanders


_______________________ Director                     ______, 1995
J. Bruce Llewellyn


/s/ Luis G. Nogales    Director                     May 30, 1995
Luis G. Nogales


/s/ Timothy V. Wolf    Vice President, Treasurer,   May 30, 1995
Timothy V. Wolf        Chief Financial Officer
                       (principal accounting and
                       financial officer)

                          EXHIBIT INDEX

EXHIBIT              DESCRIPTION
5.1                  Opinion of Holme Roberts & Owen LLC as to
                     the securities being registered

23.1                 Consent of Price Waterhouse LLP

23.2                 Consent of Holme Roberts & Owen LLC
                     (contained in their opinion filed as Exhibit 5.1)

24 Powers of Attorney are on the signature page of the Registration Statement

                      Holme Roberts & Owen LLC
                      1700 Lincoln, Suite 4100
Denver, CO 80203

                           June 4, 1995


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Adolph Coors Company
     Form S-8 Registration Statement
     Coors Stock Unit Plan

Gentlemen:

     This firm has acted as counsel to Adolph Coors Company (the "Company") in connection with the preparation and filing of its registration statement on Form S-8 under the Securities Act of 1933, as amended, covering an aggregate of $80,000 Coors Stock Units and 80,000 shares of Class B Common Stock, which may be acquired through participation in the Coors Stock Unit Plan (the "Plan").

     We have examined the Company's Articles of Incorporation and bylaws and the record of its corporate proceedings with respect to the registration statement and have made such other investigation as we have deemed necessary in order to express the following opinion.

     The Coors Stock Units and Class B Common Stock, when issued as contemplated by the Plan and the registration statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to all references to this firm in the registration statement and all amendments to the registration statement. We further consent to the use of this opinion as an exhibit to the registration statement.

                          Very truly yours

                          Holme Roberts & Owen LLC

                          By  /s/ Nick Nimmo
                              Nick Nimmo, Member






                 Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 1995 appearing on page 25 of Adolph Coors Company's Annual Report on Form 10-K for the year ended December 25, 1994.




PRICE WATERHOUSE LLP

Denver, Colorado
June 5, 1995